Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2021 AND PROVIDES BUSINESS UPDATE

Fourth quarter Consolidated Revenues Up 40% to a Record $776.7 Million

CALABASAS HILLS, Calif., – February 16, 2022 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2021, which ended on December 28, 2021.

Total revenues were $776.7 million in the fourth quarter of fiscal 2021 compared to
$554.6 million in the fourth quarter of fiscal 2020. Net income available to common stockholders and diluted net income per common share were $2.1 million and $0.04, respectively, in the fourth quarter of fiscal 2021.

The company recorded $29.1 million related to pre-tax charges of asset impairments and FRC acquisition-related items, as well as a reserve for uncertain tax positions. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the fourth quarter of fiscal 2021 were $24.9 million and $0.49, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 33.8% year-over-year in the fourth quarter of fiscal 2021. Relative to the fourth quarter of fiscal 2019, comparable restaurant sales at The Cheesecake Factory restaurants increased 7.7%.

As of today, indoor dining restrictions have been lifted for nearly all of the company’s restaurants across all its concepts. Fiscal 2022 first quarter-to-date through February 15th comparable sales for The Cheesecake Factory restaurants increased approximately 24.3% year-over-year, supported by approximately 30% off-premise sales mix.

“We posted another quarter of solid sales performance across our brands, continuing to outperform the broader casual dining industry and recording record revenues despite the surge in COVID-19 cases from the Omicron variant towards the end of the year,” said David Overton, Chairman and Chief Executive Officer. “Specifically, fourth quarter comparable sales at The Cheesecake Factory were running at 10.6% going into the third week of December relative to fiscal 2019. We believe our operating results would have been in line with expectations but for the softer sales trend during the last two weeks of the quarter which coincided with the Omicron surge.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Overton continued, “I remain proud of our teams for how they have navigated through all of the challenges this past year while continuing to deliver delicious, memorable experiences for our guests. As we look ahead, I am confident that our best in-class operators will continue to effectively manage through this volatile operating environment, and with our development pipeline in place and solid comparable sales trends across our brands, we are well-positioned to continue to take market share.”

Development

During the fourth quarter of fiscal 2021, four new restaurants opened, including The Cheesecake Factory in Huntsville, AL, North Italia in Orlando and a Blanco and a Culinary Dropout in Denver, meeting the Company’s development objective of opening 14 new restaurants across its concepts during fiscal 2021.

In addition, internationally a third The Cheesecake Factory opened in Shanghai under a licensing agreement during the fourth quarter of fiscal 2021.

Balance Sheet & Cash Flow

As of December 28, 2021, the Company had total available liquidity of $430 million, including a cash balance of $190 million and availability on its revolving credit facility of $240 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2021 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 18, 2022.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 306 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 29 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2021, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eighth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2021 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding [continued outperformance of the broader casual dining industry, managing through the volatile operating environment, development pipeline, solid comparable sales trends across brands and market share]. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in domestic and international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs, including the cost of group medical insurance; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise in connection with a return to normal course of business, including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of our new unit development; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
Consolidated Statements of Income	December 28, 2021		December 29, 2020		December 28, 2021		December 29, 2020
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$776,693	100.0%	$554,552	100.0%	$2,927,540	100.0%	$1,983,225	100.0%
Costs and expenses:
Cost of sales	178,896	23.0%	127,195	22.9%	653,133	22.3%	458,332	23.1%
Labor expenses	288,127	37.1%	218,126	39.3%	1,072,628	36.6%	778,586	39.3%
Other operating costs and expenses	209,793	27.0%	167,329	30.2%	792,311	27.0%	616,069	31.1%
General and administrative expenses	47,679	6.1%	40,177	7.3%	186,136	6.4%	157,644	7.9%
Depreciation and amortization expenses	22,849	3.0%	22,612	4.1%	89,654	3.1%	91,415	4.6%
Impairment of assets and lease termination expenses	17,545	2.3%	14,602	2.6%	18,139	0.6%	219,333	11.1%
Acquisition-related costs	-	0.0%	356	0.1%	-	0.0%	2,699	0.1%
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	6,918	0.9%	120	0.0%	19,510	0.7%	(3,872)	(0.2)%
Preopening costs	3,907	0.5%	2,846	0.5%	13,711	0.5%	10,456	0.5%
Total costs and expenses	775,714	99.9%	593,363	107.0%	2,845,222	97.2%	2,330,662	117.5%
Income/(loss) from operations	979	0.1%	(38,811)	(7.0)%	82,318	2.8%	(347,437)	(17.5)%
Interest and other expense, net	(1,504)	(0.2)%	(1,580)	(0.3)%	(10,698)	(0.4)%	(8,599)	(0.5)%
Income/(loss) before income taxes	(525)	(0.1)%	(40,391)	(7.3)%	71,620	2.4%	(356,036)	(18.0)%
Income tax benefit	(2,635)	(0.3)%	(8,074)	(1.5)%	(753)	(0.1)%	(102,671)	(5.2)%
Net income/(loss)	2,110	0.2%	(32,317)	(5.8)%	72,373	2.5%	(253,365)	(12.8)%
Dividends on Series A preferred stock (1)	-	0.0%	(4,953)	(0.9)%	(18,661)	(0.6)%	(13,485)	(0.7)%
Direct and incremental Series A preferred stock issuance cost	-	0.0%	-	0.0%	-	0.0%	(10,257)	(0.5)%
Undistributed earnings allocated to Series A preferred stock	-	0.0%	-	0.0%	(4,581)	(0.2)%	-	0.0%
Net income/(loss) available to common stockholders	$2,110	0.2%	$(37,270)	(6.7)%	$49,131	1.7%	$(277,107)	(14.0)%

Basic net income/(loss) per common share	$0.04		$(0.85)		$1.03		$(6.32)
Basic weighted average shares outstanding	50,243		43,928		47,529		43,869

Diluted net income/(loss) per common share (2)	$0.04		$(0.85)		$1.01		$(6.32)
Diluted weighted average shares outstanding	51,053		43,928		48,510		43,869

(1) During the second quarter of fiscal 2021, the Company completed the cash-settled conversion of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends.

(2) Diluted net income per common share reflects the reallocation of undistributed earnings to preferred stock of $84,883 for the fifty-two weeks ended December 28, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Selected Segment Information	December 28, 2021	December 29, 2020	December 28, 2021	December 29, 2020
Revenues:
The Cheesecake Factory restaurants	$594,590	$438,485	$2,293,225	$1,585,008
North Italia	51,155	30,324	171,901	102,585
Other FRC	54,197	28,792	182,175	96,856
Other	76,751	56,951	280,239	198,776
Total	$776,693	$554,552	$2,927,540	$1,983,225

Income/(loss) from operations:
The Cheesecake Factory restaurants	$48,129	$14,331	$242,599	$45,540
North Italia	3,304	(49)	8,624	(77,371)
Other FRC	1,758	51	16,323	(77,026)
Other	(52,212)	(53,144)	(185,228)	(238,580)
Total	$979	$(38,811)	$82,318	$(347,437)

Preopening costs:
The Cheesecake Factory restaurants	$1,253	$1,049	$4,868	$4,206
North Italia	1,175	683	4,510	2,578
Other FRC	1,239	797	3,188	1,324
Other	240	317	1,145	2,348
Total	$3,907	$2,846	$13,711	$10,456

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$11,904	$477	$11,904	$3,261
North Italia	-	258	-	71,782
Other FRC	1,305	110	1,305	73,049
Other	4,336	13,757	4,930	71,241
Total	$17,545	$14,602	$18,139	$219,333

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,766	$16,657	$65,987	$67,514
North Italia	1,185	841	4,078	3,608
Other FRC	1,379	1,088	4,802	4,090
Other	3,519	4,026	14,787	16,203
Total	$22,849	$22,612	$89,654	$91,415

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
The Cheesecake Factory restaurants operating information:	December 28, 2021	December 29, 2020	December 28, 2021	December 29, 2020
Comparable restaurant sales vs. prior year	33.8%	(19.5)%	44.0%	(28.2)%
Comparable restaurant sales vs. 2019	7.7%		3.3%
Restaurants opened during period	1	1	2	1
Restaurants open at period-end	208	206	208	206
Restaurant operating weeks	2,700	2,666	10,758	10,642

North Italia operating information:
Comparable restaurant sales vs. prior year	37%	(18)%	48%	(28)%
Comparable restaurant sales vs. 2019	14%		7%
Restaurants opened during period	1	-	6	1
Restaurants open at period-end	29	23	29	23
Restaurant operating weeks	372	299	1,352	1,146

Other Fox Restaurant Concepts (FRC) operating information: (1)
Restaurants opened during period	2	2	4	2
Restaurants open at period-end	31	27	31	27
Restaurant operating weeks	393	330	1,460	1,139

Other operating information: (2)
Restaurants opened during period	-	-	2	3
Restaurants open at period-end	40	39	40	39
Restaurant operating weeks	519	479	1,993	1,721

Number of company-owned restaurants:
The Cheesecake Factory	208
North Italia	29
Other FRC	31
Other	40
Total	308

Number of international-licensed restaurants:
The Cheesecake Factory	29

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	December 28, 2021	December 29, 2020
Cash and cash equivalents	$189,627	$154,085
Long-term debt, net of issuance costs (1)	466,017	280,000

(1) Incudes $336 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $9 million in unamortized issuance cost) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheets and were being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excludes the preferred dividend and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 28, 2021	December 29, 2020	December 28, 2021	December 29, 2020
Net income/(loss) available to common stockholders (GAAP)	$2,110	$(37,270)	$49,131	$(277,107)
Dividends on Series A preferred stock	-	4,953	18,661	13,485
Direct and incremental Series A preferred stock issuance costs	-	-	-	10,257
Net income attributable to Series A preferred stock to apply if-converted method	-	-	4,581	-
COVID-19 related costs (1)	-	5,384	4,917	22,963
Impairment of assets and lease termination expenses (2)	17,545	14,602	18,139	219,333
Acquisition-related costs (3)	-	356	-	2,699
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit) (4)	6,918	120	19,510	(3,872)
Termination of Interest rate swap	-	-	2,354	-
Uncertain tax positions (5)	4,667	-	7,139	-
Tax effect of adjustments (6)	(6,361)	(5,321)	(11,679)	(62,692)
Adjusted net income/(loss) (non-GAAP)	$24,879	$(17,176)	$112,753	$(74,934)

Diluted net income/(loss) per common share (GAAP)	$0.04	$(0.85)	$1.01	$(6.32)
Dividends on Series A preferred stock	-	0.09	0.35	0.27
Direct and incremental Series A preferred stock issuance costs	-	-	-	0.20
Net income attributable to Series A preferred stock to apply if-converted method	-	-	0.09	-
Assumed impact of potential conversion of Series A preferred stock into common stock (7)	-	0.15	(0.08)	0.80
COVID-19 related costs	-	0.10	0.09	0.46
Impairment of assets and lease termination expenses	0.34	0.27	0.34	4.36
Acquisition-related costs	-	0.01	-	0.05
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	0.14	0.00	0.37	(0.08)
Termination of Interest rate swap	-	-	0.04	-
Uncertain tax positions	0.09	-	0.13	-
Tax effect of adjustments	(0.12)	(0.10)	(0.22)	(1.25)
Adjusted net income/(loss) per share (non-GAAP) (8)	$0.49	$(0.32)	$2.13	$(1.49)

(1) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and fifty-two weeks ended December 28, 2021 and December 29, 2020 can be found in the Selected Segment Information table.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(5) Reserve for uncertain tax positions related to tenant improvement allowances and  Section 199 deductions. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2021 and 2020 periods.

(7) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (0 and 4,431,140 shares for the thirteen and fifty-two weeks ended December 28, 2021, respectively), resulting in an assumption of 50,243,003 and 51,959,879 weighted-average common shares outstanding for the thirteen and fifty-two weeks ended December 28, 2021, respectively.  The impact of assuming the conversion of Series A  preferred stock into common stock (9,378,275 and 6,390,210 shares for the thirteen and fifty-two weeks ended December 29, 2020, respectively), resulting in an assumption of 53,306,694 and 50,258,815 weighted-average common shares outstanding for the thirteen and fifty-two weeks ended December 29, 2020, respectively.

(8) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100